UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14C

Information Statement Pursuant to Section 14(c)

of the Securities Exchange Act of 1934

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☐	Preliminary Information Statement
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☒	Definitive Information Statement

EKIMAS CORPORATION

(Name of Registrant as Specified in its Charter)

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EKIMAS CORPORATION

3651 Lindell Road, Suite D-565

Las Vegas, NV 89103

INFORMATION STATEMENT PURSUANT TO SECTION 14(C) OF THE

SECURITIES EXCHANGE ACT OF 1934 AND REGULATION 14C THEREUNDER

WE ARE NOT ASKING YOU FOR A PROXY AND YOU

ARE REQUESTED NOT TO SEND US A PROXY

December 28, 2021

To the Stockholders of EKIMAS Corporation:

This Information Statement is furnished to holders of Common Shares, $.001 par value (the “Common Stock”) of EKIMAS Corporation (“EKIMAS,” “we,” “us” or the “Company”). We are sending you this Information Statement to inform you that holders of a majority of our Common Stock and the board of directors have approved a one-for-fifty (1-for-50) reverse split of the Company’s Common Stock (the “Reverse Split”).

The accompanying Information Statement is being furnished to our stockholders for informational purposes only, pursuant to Section 14(c) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and the rules and regulations prescribed thereunder. As described in this Information Statement, the foregoing Reverse Split was approved by our Board of Directors (the “Board”) by written consent on December 10, 2021. Thereafter, on December 10, 2021, five of the stockholders of the Company (the “Consenting Stockholders”), holding a majority of the issued and outstanding Common Stock of the Company, adopted by written consent a resolution approving the Reverse Split. Such written consent constitutes the only stockholder approval required to approve the Reverse Split under the Delaware General Corporation Law. Because the written consent of the Consenting Stockholders satisfies all applicable stockholder voting requirements, the Board is not soliciting your proxy or consent in connection with the matters discussed above. You are urged to read the Information Statement carefully and in its entirety for a description of the action taken by the Consenting Stockholders.

The actions will not become effective before the date which is 20 days after this Information Statement was first mailed to stockholders. This Information Statement is being mailed on or about December 28, 2021 to stockholders of record on December 20, 2021 (the “Record Date”).

By order of the Board of Directors

/s/ Bennett J. Yankowitz
Bennett J. Yankowitz
Chief Executive Officer

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EKIMAS CORPORATION

3651 Lindell Road, Suite D-565

Las Vegas, NV 89103

INFORMATION STATEMENT PURSUANT TO SECTION 14(C)

OF THE SECURITIES EXCHANGE ACT OF 1934

This Information Statement (the “Information Statement”) is being mailed on or about December 28, 2021 to the holders of record at the close of business on December 20, 2021 (the “Record Date”), of the Common Stock of EKIMAS Corporation, a Delaware corporation (“EKIMAS,” “we,” “us” or the “Company”), in connection with an action taken by written consent of holders of a majority of our Common Stock in lieu of a meeting to approve 1-for-50 reverse split of the issued and outstanding shares of EKIMAS Common Stock (the “Reverse Split”).

The members of the Board of Directors (the “Board”) and stockholders owning 25,570,490 shares of our issued and outstanding Common Stock (the “Consenting Stockholders”) have executed a written consent approving the Reverse Split. The Consenting Stockholders held of record on the Record Date approximately 51.8% of the total issued and outstanding Common Stock of the Company, which was sufficient to approve the proposed Reverse Split. Dissenting stockholders do not have any statutory appraisal rights as a result of the action taken. The Board does not intend to solicit any proxies or consents from any other stockholders in connection with this action. All necessary corporate approvals have been obtained, and this Information Statement is furnished solely to advise stockholders of the actions taken by written consent.

The Delaware General Corporation Law generally provides that any action required or permitted to be taken at a meeting of the stockholders may be taken without a meeting if, before or after the action, a written consent thereto is signed by stockholders holding at least a majority of the voting power, except that if a different proportion of voting power is required for such an action at a meeting, then that proportion of written consents is required. In order to eliminate the costs and management time involved in obtaining proxies and in order to effect the above actions as early as possible in order to accomplish the purposes of the Company as herein described, the Board consented to the utilization of, and did in fact obtain, the written consent of the Consenting Stockholders who collectively own shares representing a majority of our Common Stock.

This Information Statement is being distributed pursuant to the requirements of Section 14(c) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), to the Company’s stockholders of record on the Record Date. The corporate action described herein will be effective 20 days (the “20-day Period”) after the mailing of this Information Statement. The 20-day Period is expected to conclude on or about January 11, 2022.

The entire cost of furnishing this Information Statement will be borne by the Company. We will request brokerage houses, nominees, custodians, fiduciaries and other like parties to forward this Information Statement to the beneficial owners of the Common Stock held of record by them and will reimburse such persons for their reasonable charges and expenses in connection therewith.

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FORWARD LOOKING STATEMENTS

This Information Statement and other reports that the Company files with the U.S. Securities and Exchange Commission (the “SEC”) contain forward-looking statements about the Company’s business containing the words “believes,” “anticipates,” “expects” and words of similar import. These forward-looking statements involve known and unknown risks, uncertainties and other factors that may cause actual results or performance to be materially different from the results or performance anticipated or implied by such forward-looking statements. Given these uncertainties, stockholders are cautioned not to place undue reliance on forward-looking statements. Except as specified in SEC regulations, the Company has no duty to publicly release information that updates the forward-looking statements contained in this Information Statement. An investment in the Company involves numerous risks and uncertainties, including those described elsewhere in this Information Statement. Additional risks will be disclosed from time-to-time in future SEC filings.

VOTE REQUIRED TO APPROVE THE AMENDMENT

As of the Record Date, there were 50,000,000 shares of Common Stock issued and outstanding. Each share of Common Stock is entitled to one vote. For the approval of the Reverse Split, the affirmative vote of a majority of the shares of Common Stock outstanding and entitled to vote at the Record Date, or 25,000,001 shares, was required for approval.

CONSENTING STOCKHOLDERS

On December 10, 2021, the Board unanimously adopted resolutions declaring the advisability of, and recommending that stockholders approve, the Reverse Split of the issued and outstanding shares of EKIMAS Common Stock. In connection with the adoption of this resolution, the Board elected to seek the written consent of the holders of a majority of the Company’s issued and outstanding shares of Common Stock in order to reduce the costs and implement the proposals in a timely manner.

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On December 10, 2021, the following Consenting Stockholders, who collectively own 25,570,490 shares of the Company’s issued and outstanding Common Stock (approximately 51.8%), consented in writing to the proposed Reverse Split:

Shareholder Name	No. of Shares	% of Outstanding
Michael F. Adams (1)	3,107,922	6.3%
Michael Barretti (1)	566,165	1.2%
William O’Neill (1)	550,000	1.1%
David Volpe (1)	210,153	0.4%
Reddington Partners LLC	21,136,250	42.8%

(1) Voted by Reddington Partners LLC pursuant to Voting Agreements with the name persons.

Under Section 14(c) of the Exchange Act, the transactions cannot become effective until the expiration of the 20-day Period.

The Company is not seeking written consent from any of our other stockholders, and stockholders other than the Consenting Stockholders will not be given an opportunity to vote with respect to the Reverse Split

APPROVAL EFFECTING A 1-FOR-50 SHARE REVERSE SPLIT

OF OUR OUTSTANDING COMMON STOCK

General

Our Board has unanimously approved a proposal to effect a one-for-fifty reverse stock split of the Company’s outstanding Common Stock. The Consenting Stockholders have also approved this Reverse Split.

The corporate action provides for the combination of our presently issued and outstanding shares of Common Stock into a smaller number of shares of identical Common Stock. This is known as a “reverse stock split.” Under the proposal, each fifty shares of our presently issued and outstanding Common Stock as of the close of business on the effective date of the approved director’s resolution will be converted automatically into one share of our post-Reverse Split Common Stock.

Each stockholder will hold the same percentage of our outstanding Common Stock immediately following the Reverse Split as he or she did immediately prior to the Reverse Split. The Reverse Split does not change the number of authorized shares of Common Stock.

Reasons for the Reverse Split

The primary purposes of the Reverse Split are to:

●	increase the per share price of our Common Stock; and

●	provide the Company with the flexibility to issue additional shares to facilitate future stock acquisitions and financings.

The reduction in the number of issued and outstanding shares of Common Stock to result from the Reverse Split is expected to increase the market price of the Common Stock to a level above the current market trading price.

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While the Board believes that the shares of Common Stock will trade at higher prices than those which have prevailed in the recent past, there can be no assurance that such increase in the trading price will occur or, if it does occur, that it will equal or exceed the direct arithmetical result of the Reverse Split because there are numerous factors and contingencies which could affect our market price.

Our Common Stock is currently quoted on the OTC Markets Group, Inc. Pink Sheets under the symbol “ASNB.” A higher per share price for the Common Stock may enable the Company to meet minimum bid price criteria for initial listing of the Common Stock on a national securities exchange at such time as we implement our future business plans.

Because trading of our Common Stock is conducted in the over-the-counter market, an investor could find it more difficult to dispose of, or to obtain accurate quotations as to the market value of, the Common Stock. In addition, because the Common Stock is not listed on a national securities exchange and presently trades at less than $5.00 per share, trading in our Common Stock is subject to the requirements of certain rules promulgated under the Exchange Act, which require additional disclosure by brokers or dealers in connection with any trades involving a stock defined as a “penny stock.” Because our Common Stock is presently classified as a “penny stock,” prior to effectuating any transaction in our Common Stock, a broker or dealer is required to make a suitability determination as to the proposed purchaser of our Common Stock and to receive a written agreement, meeting certain requirements. The additional burdens imposed upon brokers or dealers by such requirements could discourage brokers or dealers from effecting transactions in our Common Stock, which could limit the market liquidity of our Common Stock and the ability of investors to trade our Common Stock.

The Board believes that the Reverse Split also could result in a broader market for our Common Stock than the current market. Many institutional investors are unwilling or unable due to investment restrictions to invest in companies whose stock trades at less than $5.00 per share. Many Investment Advisors are subject to internal restrictions on their ability to recommend stocks trading at less than $5.00 per share because of a general presumption that such stocks may be highly speculative. In addition, stocks trading at less than $5.00 per share may not be marginable under the internal policies of some investment firms. The Reverse Split is anticipated to result in a price increase for our Common Stock relieving, to some extent, the effect of such limitations on the market for our Common Stock. Additionally, brokerage commissions on the sale of lower priced stocks often represent a higher percentage of the sales price than commissions on relatively higher priced stocks. The expected increase in trading price may also encourage interest and trading in our Common Stock and possibly promote greater liquidity for our stockholders. We also believe that the current per share price of our Common Stock has or may have a negative effect on our ability to use our Common Stock in connection with possible future transactions such as financings, strategic alliances, acquisitions and other uses not presently determinable.

Furthermore, as a result of the Reverse Split, there will be a reduction in the number of shares of Common Stock issued and outstanding; however the number of shares authorized will remain the same. The reduced number of issued and outstanding number of shares may, in the view of the board, attract new investment partners to assist with the development of Company initiatives and business plans. For the above reasons, the Board believes that the Reverse Split is in the best interests of EKIMAS and the stockholders. However, there can be no assurances that the Reverse Split will have the desired consequences.

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Effects of the Reverse Split

The Reverse Split will be effected and will be effective upon a date on or after the expiration of the 20-day Period after the mailing of this Information Statement. The 20-day Period is expected to conclude on or about January 11, 2022. However, the actual timing will be determined by our management based upon their evaluation as to when effecting the Reverse Split will be most advantageous to the Company and our stockholders.

We reserve the right to forego or postpone effecting the Reverse Split if we determine that action to be in the best interests of the Company and the stockholders. We are currently authorized to issue 50,000,000 shares of Common Stock, of which 49,398,621 shares were issued and outstanding at the close of business on the Record Date. An additional 450,000 shares authorized and unissued shares have been reserved for issuance under the Company’s 2017 Non-Qualified Equity Incentive Plan. Adoption of the Reverse Split will reduce the shares of Common Stock outstanding on the record date but will not affect the number of authorized shares of Common Stock. The Reverse Split also will have no effect on the par value of the Common Stock.

The effect of the Reverse Split upon holders of Common Stock will be that the total number of shares of our Common Stock held by each stockholder will be automatically converted into the number of whole shares of Common Stock equal to the number of shares of Common Stock owned immediately prior to the Reverse Split divided by fifty. Each of our stockholders will continue to own shares of Common Stock and will continue to share in the assets and future growth of the Company as a stockholder. In addition, the Reverse Split will increase the number of our stockholders who own odd lots (less than 100 shares). Stockholders who hold odd lots typically will experience an increase in the cost of selling their shares, as well as possible greater difficulty in effecting such sales. Consequently, there can be no assurance that the Reverse Split will achieve the desired results that have been outlined above.

The Reverse Split will be effected on a certificate-by-certificate basis, and any fractional shares resulting from such combination shall be rounded up to the nearest whole share on a certificate-by-certificate basis. Each stockholder’s percentage ownership interest in the Company and proportional voting power will not change as a result of the Reverse Split. The rights and privileges of the holders of shares of Common Stock will be substantially unaffected by the Reverse Split, except with respect to any such rounding of fractional shares.

As soon as practicable after the expiration of the 20-day Period, we will cause a letter of transmittal to be forwarded to each holder of record of shares of our Common Stock outstanding as of such date. The letter of transmittal will contain instructions for the surrender of certificates representing shares of pre-Reverse Split Common Stock to our transfer agent in exchange for certificates representing the number of whole shares of post-Reverse Split Common Stock into which the shares of pre-Reverse Split common stock have been converted as a result of the Reverse Split.

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Certificates should not be sent to us or the transfer agent before receipt of such letter of transmittal from us.

Until a stockholder forwards a completed letter of transmittal, together with certificates representing such stockholder’s shares of pre-Reverse Split Common Stock to the transfer agent and receives in return a certificate representing shares of post-Reverse Split Common Stock, such stockholder’s pre-Reverse Split Common Stock shall be deemed equal to the number of whole shares of post-Reverse Split Common Stock to which such stockholder is entitled as a result of the Reverse Split.

Certain Federal Income Tax Considerations

The following discussion describes certain material federal income tax considerations relating to the Reverse Split. This discussion is based upon the Internal Revenue Code, existing and proposed regulations thereunder, legislative history, judicial decisions and current administrative rulings and practices, all as amended and in effect on the date hereof. Any of these authorities could be repealed, overruled or modified at any time. Any such change could be retroactive and, accordingly, could cause the tax consequences to vary substantially from the consequences described herein. No ruling from the Internal Revenue Service (the “IRS”) with respect to the matters discussed herein has been requested, and there is no assurance that the IRS would agree with the conclusions set forth in this discussion.

This discussion may not address certain federal income tax consequences that may be relevant to particular stockholders in light of their personal circumstances or to stockholders who may be subject to special treatment under the federal income tax laws. This discussion also does not address any tax consequences under state, local or foreign laws.

STOCKHOLDERS ARE URGED TO CONSULT THEIR TAX ADVISORS AS TO THE PARTICULAR TAX CONSEQUENCES OF THE REVERSE STOCK SPLIT FOR THEM, INCLUDING THE APPLICABILITY OF ANY STATE, LOCAL OR FOREIGN TAX LAWS, CHANGES IN APPLICABLE TAX LAWS AND ANY PENDING OR PROPOSED LEGISLATION.

The Reverse Split is intended to be a tax-free recapitalization to the Company and its stockholders, except for those stockholders whose number of shares are rounded up in lieu of receiving a fractional share. Stockholders will not recognize any gain or loss for federal income tax purposes as a result of the Reverse Split, except for those stockholders whose number of shares are rounded up in lieu of receiving a fractional share. The holding period for shares of Common Stock after the Reverse Split will include the holding period of shares of Common Stock before the Reverse Split, provided that such shares of Common Stock are held as a capital asset at the effective time of the Amendment. The adjusted basis of the shares of Common Stock after the Reverse Split will be the same as the adjusted basis of the shares of Common Stock before the Reverse Split, excluding the basis of fractional shares.

A stockholder whose number of shares are rounded up in lieu of receiving a fractional share generally may recognize gain in an amount not to exceed the excess of the fair market value of such fractional share over the fair market value of the fractional share to which the stockholder was otherwise entitled.

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SECURITY OWNERSHIP OF

CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth the ownership, as of December 9, 2021, of our Common Stock by each person known by us to be the beneficial owner of more than 5% of our outstanding Common Stock, each of our directors and executive officers; and all of our directors and executive officers as a group. The information presented below regarding beneficial ownership of our Common Stock has been presented in accordance with the rules of the SEC and is not necessarily indicative of ownership for any other purpose. This table is based upon information derived from our stock records. Unless otherwise indicated in the footnotes to this table and subject to community property laws where applicable, we believe that each of the stockholders named in this table has sole voting and investment power with respect to the shares indicated as beneficially owned. Except as otherwise listed below, the address of each person is c/o EKIMAS Corporation, 3651 Lindell Road, Suite D-565, Las Vegas, NV 89103. Except as set forth below, applicable percentages are based upon 49,398,621 shares of Common Stock outstanding as of December 9, 2021.

Class	Name and Address of Beneficial Owner	Amount and Nature of Beneficial Ownership		Percentage of Class
Common Stock	Michael F. Adams 95 Washington Street, #154 Canton, MA 02021	3,107,922	(1)	6.3%
Common Stock	Reddington Partners LLC 7950 West Sunset Boulevard – Suite 629 Los Angeles, CA 90046	25,570,490	(2)	51.8%
Common Stock	Bennett J. Yankowitz Sole director and chief executive officer 3651 Lindell Road, Suite D-565 Las Vegas, NV 89103	250,000	(3)	0.5%
Common Stock	Current executive officer and director as a group	-0-		0.0%

(1)	The power to vote these shares has been granted to Reddington Partners LLC pursuant to a voting agreement.

(2)	Includes 21,136,250 shares owned directly by Reddington Partners LLC and an aggregate of 4,434,240 shares over which the power to vote is subject to voting agreements in favor of Reddington Partners LLC.

(3)	Consists of options granted pursuant to the Company’s 2017 Non-Qualified Equity Incentive Plan.

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In addition, the following table sets forth the position of Cede & Co. as of December 9, 2021:

Class	Name and Address	Amount and Nature of Beneficial Ownership	Percentage of Class
Common Stock	Cede & Co. P.O. Box 222 Bowling Green Station New York, NY 10274	21,181,111	42.9%

ADDITIONAL INFORMATION

The Company files annual, quarterly and current reports and other information with the SEC under the Exchange Act. You may obtain copies of this information by mail from the Public Reference Room of the SEC at 100 F Street, N.E., Room 1580, Washington, D.C. 20549. You may obtain information on the operation of the public reference rooms by calling the SEC at 1-800-SEC-0330. The SEC also maintains an Internet website that contains reports and other information about issuers that file electronically with the SEC. The address of that website is www.sec.gov.

WRITTEN CONSENT OF THE CONSENTING STOCKHOLDERS WHO COLLECTIVELY OWN SHARES REPRESENTING A MAJORITY OF OUR COMMON STOCK HAVE CONSENTED TO AND EFFECTING THE REVERSE STOCK SPLIT. NO FURTHER VOTES OR PROXIES ARE NEEDED AND NONE ARE REQUESTED. THE BOARD IS NOT REQUESTING A PROXY FROM YOU AND YOU ARE REQUESTED NOT TO SEND A PROXY.

December 28, 2021	BY ORDER OF THE BOARD OF DIRECTORS

/s/ Bennett J. Yankowitz
Bennett J. Yankowitz, Chief Executive Officer

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